Exhibit 99.1

AMAZON.COM ANNOUNCES FIRST QUARTER RESULTS

SEATTLE—(BUSINESS WIRE) May 1, 2025—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2025.
•Net sales increased 9% to $155.7 billion in the first quarter, compared with $143.3 billion in first quarter 2024. Excluding the $1.4 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 10% compared with first quarter 2024.
•North America segment sales increased 8% year-over-year to $92.9 billion.
•International segment sales increased 5% year-over-year to $33.5 billion, or increased 8% excluding changes in foreign exchange rates.
•AWS segment sales increased 17% year-over-year to $29.3 billion.
•Operating income increased to $18.4 billion in the first quarter, compared with $15.3 billion in first quarter 2024.
•North America segment operating income was $5.8 billion, compared with $5.0 billion in first quarter 2024.
•International segment operating income was $1.0 billion, compared with $0.9 billion in first quarter 2024.
•AWS segment operating income was $11.5 billion, compared with $9.4 billion in first quarter 2024.
•Net income increased to $17.1 billion in the first quarter, or $1.59 per diluted share, compared with $10.4 billion, or $0.98 per diluted share, in first quarter 2024.
•Operating cash flow increased 15% to $113.9 billion for the trailing twelve months, compared with $99.1 billion for the trailing twelve months ended March 31, 2024.
•Free cash flow decreased to $25.9 billion for the trailing twelve months, compared with $50.1 billion for the trailing twelve months ended March 31, 2024.
“We’re pleased with the start to 2025, especially our pace of innovation and progress in continuing to improve customer experiences,” said Andy Jassy, President and CEO, Amazon. “From Alexa+ (our next generation of Alexa that’s meaningfully smarter, more capable, and takes actions for customers), to another delivery speed record for our Prime members, to our new Trainium2 chips and Bedrock model expansion that make it easier for AWS customers to train models and run inference more flexibly and cost-effectively, to our first Project Kuiper satellites successfully launching into low earth orbit in our quest to provide broadband access to hundreds of millions of households in rural areas without it today—we’re continuing to find meaningful ways to make customers’ lives easier and better every day.”

Some other highlights since the company’s last earnings announcement include that Amazon:
•Introduced Alexa+, our next-generation Alexa personal assistant who’s meaningfully smarter and more capable than her prior self, can both answer virtually any question and take actions, and is free with Prime.
•Held deal events worldwide to help customers save over $500 million across Big Spring Sale in the U.S. and Canada, Spring Deal Days in Europe, and Ramadan/Eid Sale events in Egypt, Saudi Arabia, Türkiye, and UAE.
•Announced Amazon’s 11th Prime Day will be in July, when customers can expect millions of deals globally on vast selection.
•Announced $4 billion investment through 2026 to expand Amazon’s rural delivery network to bring even faster delivery to customers in less densely populated areas across the U.S.

•Launched Amazon.ie in Ireland, offering over 200 million products with low prices, fast delivery, and local Prime membership.
•Expanded selection with Michael Kors, GAME 7, The Ordinary, Laura Mercier, and tarte.
•Introduced Saks on Amazon, where customers can shop a refined luxury assortment of fashion and beauty items from brands like Dolce&Gabbana, Balmain, Giambattista Valli, Erdem, and Fear of God.
•Launched ‘Interests’ to find products for customers’ passions and hobbies using generative AI.
•Introduced new ways to shop in the Amazon Shopping app to help customers discover and buy products from other brands’ websites even when Amazon doesn’t carry the items directly. Amazon now shows customers select products from other brands in search results and either links to their websites so customers can purchase the items there or enables customers to seamlessly purchase the products using Amazon’s new ‘Buy for Me’ feature.
•Began full-scale deployment of Project Kuiper’s satellite internet network with launch and activation of first satellites.
•Began testing Zoox in Los Angeles, the sixth location for Amazon’s self-driving technology.
•Announced a joint venture to create the next generation of the esteemed James Bond film franchise, including naming producers Amy Pascal and David Heyman to produce the next film.
•Drew 54.6 million viewers for Reacher’s Season 3 debut in first 19 days, Amazon’s biggest returning season ever.
•Premiered Season 2 of LeBron James’s Mind the Game podcast, co-hosted by NBA Hall-of-Famer Steve Nash and distributed by Wondery.
•Continued to grow Amazon Nova rapidly with customers such as Slack, Siemens, Coinbase, Sumo Logic, FanDuel, Blue Origin, Glean, Domo, Stats Perform, Bynder, PDI Technologies, Gradial, ASAPP, ezCater, NinjaTech AI, Jobcase, Rubbrband, Data Kinetic, Avahi, GuardianGamer, and Lennar, all starting to use Nova. Also introduced new Nova capabilities, including:
•Amazon Nova Sonic: Speech-to-speech foundation model for developers to build human-like voice-based AI applications, such as customer service call automation, AI agents, and more (available in Amazon Bedrock).
•Amazon Nova Act SDK: New AI model trained to perform actions within a web browser, enabling developers to build action-oriented agents by breaking down complex workflows into reliable atomic commands (like “search,” or “checkout”).
•Amazon Nova Premier: Most capable of Amazon’s multimodal models for complex tasks like coding, building multi-step agents, and long-form document and video understanding.
•General availability of Amazon Nova models in Europe and Asia Pacific.
•Signed new AWS agreements with Adobe, Uber, Nasdaq, Ericsson, Fujitsu, Cisco, Cargill, Mitsubishi Electric Corporation, General Dynamics Information Technology, GE Vernova, Booz Allen Hamilton, NextEra Energy, Publicis Sapient, Elastic, KPN, and Netsmart.
•Announced new AWS offerings, including:
•AWS Outposts racks (for high throughput, network-intensive workloads) and servers (for Cloud Radio Access Network workloads) to help telecom customers build future-proof cloud infrastructure that supports 5G and beyond.
•New foundation models in Amazon Bedrock, including Anthropic’s Claude 3.7 Sonnet, DeepSeek’s R1, Meta’s Llama 4 family of models, and Mistral AI’s Pixtral Large.
•General availability of Amazon SageMaker Unified Studio for data engineers to easily find and access data to collaborate and build faster.
•General availability of the scenarios capability of Amazon Q in QuickSight, with an advanced AI agent to help customers leverage natural language to perform expert-level data analysis.
•Announced Ocelot, Amazon’s first quantum computing chip prototype that reduces resources needed for quantum error correction by up to 90%.
•Ranked No. 2 on LinkedIn’s U.S. Top Companies list of the best workplaces for career growth.
•Continued making significant progress on safety—improving Amazon’s recordable incident rate by 34% and lost-time incident rate by 65% across operations over past five years.
Visit aboutamazon.com/news/company-news/amazon-earnings-q1-2025-report.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of May 1, 2025, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic and geopolitical conditions, tariff and trade policies, and customer demand and spending (including the impact of recessionary fears), inflation, interest rates, regional labor market constraints, world events, the rate of growth of the internet, online commerce, cloud services, and new and emerging technologies, and the various factors detailed below.
Second Quarter 2025 Guidance
•Net sales are expected to be between $159.0 billion and $164.0 billion, or to grow between 7% and 11% compared with second quarter 2024. This guidance anticipates an unfavorable impact of approximately 10 basis points from foreign exchange rates.
•Operating income is expected to be between $13.0 billion and $17.5 billion, compared with $14.7 billion in second quarter 2024.
•This guidance assumes, among other things, that no additional business acquisitions, restructurings, or legal settlements are concluded.
Conference Call Information
A conference call will be webcast live today at 2:00 p.m. PT/5:00 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
Forward-Looking Statements
These forward-looking statements are inherently difficult to predict. Actual results and outcomes could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, security incidents, system interruptions, government regulation and taxation, and fraud. In addition, global economic and geopolitical conditions and additional or unforeseen circumstances, developments, or events may give rise to or amplify many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.
Additional Information
Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2025	2024	2025

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$73,890	$82,312	$49,734	$73,332
OPERATING ACTIVITIES:
Net income	10,431	17,127	37,684	65,944
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	11,684	14,262	49,224	55,373
Stock-based compensation	4,961	3,689	24,236	20,739
Non-operating expense (income), net	2,734	(2,817)	1,452	(3,539)
Deferred income taxes	(938)	507	(6,342)	(3,203)
Changes in operating assets and liabilities:
Inventories	1,776	(1,222)	2,854	(4,882)
Accounts receivable, net and other	3,684	1,247	(9,388)	(5,686)
Other assets	(2,701)	(3,402)	(11,763)	(15,184)
Accounts payable	(11,282)	(9,043)	5,455	5,211
Accrued expenses and other	(2,928)	(4,061)	407	(4,037)
Unearned revenue	1,568	728	5,328	3,167
Net cash provided by (used in) operating activities	18,989	17,015	99,147	113,903
INVESTING ACTIVITIES:
Purchases of property and equipment	(14,925)	(25,019)	(53,447)	(93,093)
Proceeds from property and equipment sales and incentives	990	764	4,449	5,115
Acquisitions, net of cash acquired, non-marketable investments, and other, net	(3,354)	48	(5,680)	(3,680)
Sales and maturities of marketable securities	1,392	7,737	5,904	22,748
Purchases of marketable securities	(1,965)	(13,333)	(3,115)	(37,373)
Net cash provided by (used in) investing activities	(17,862)	(29,803)	(51,889)	(106,283)
FINANCING ACTIVITIES:
Proceeds from short-term debt, and other	338	1,815	5,687	6,619
Repayments of short-term debt, and other	(404)	(2,082)	(22,478)	(6,738)
Proceeds from long-term debt	—	746	—	746
Repayments of long-term debt	(330)	—	(2,620)	(8,852)
Principal repayments of finance leases	(770)	(410)	(3,774)	(1,683)
Principal repayments of financing obligations	(90)	(116)	(304)	(695)
Net cash provided by (used in) financing activities	(1,256)	(47)	(23,489)	(10,603)
Foreign currency effect on cash, cash equivalents, and restricted cash	(429)	416	(171)	(456)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(558)	(12,419)	23,598	(3,439)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$73,332	$69,893	$73,332	$69,893
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on debt, net of capitalized interest	$269	$236	$2,475	$1,825
Cash paid for operating leases	3,332	3,562	11,318	12,571
Cash paid for interest on finance leases	74	71	301	284
Cash paid for interest on financing obligations	64	55	201	210
Cash paid for income taxes, net of refunds	458	877	11,018	12,727
Assets acquired under operating leases	3,753	4,321	14,179	15,992
Property and equipment acquired under finance leases, net of remeasurements and modifications	42	54	676	866
Increase (decrease) in property and equipment acquired but not yet paid	411	3,108	801	9,736

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2025

Net product sales	$60,915	$63,970
Net service sales	82,398	91,697
Total net sales	143,313	155,667
Operating expenses:
Cost of sales	72,633	76,976
Fulfillment	22,317	24,593
Technology and infrastructure	20,424	22,994
Sales and marketing	9,662	9,763
General and administrative	2,742	2,628
Other operating expense (income), net	228	308
Total operating expenses	128,006	137,262
Operating income	15,307	18,405
Interest income	993	1,066
Interest expense	(644)	(541)
Other income (expense), net	(2,673)	2,749
Total non-operating income (expense)	(2,324)	3,274
Income before income taxes	12,983	21,679
Provision for income taxes	(2,467)	(4,553)
Equity-method investment activity, net of tax	(85)	1
Net income	$10,431	$17,127
Basic earnings per share	$1.00	$1.62
Diluted earnings per share	$0.98	$1.59
Weighted-average shares used in computation of earnings per share:
Basic	10,393	10,603
Diluted	10,670	10,793

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended March 31,
	2024	2025

Net income	$10,431	$17,127
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $30 and $(66)	(1,096)	1,535
Available-for-sale debt securities:
Change in net unrealized gains (losses), net of tax of $(158) and $(11)	536	37
Less: reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0 and $809	1	(2,454)
Net change	537	(2,417)
Other, net of tax of $(1) and $1	1	2
Total other comprehensive income (loss)	(558)	(880)
Comprehensive income	$9,873	$16,247

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended March 31,
	2024	2025

North America
Net sales	$86,341	$92,887
Operating expenses	81,358	87,046
Operating income	$4,983	$5,841

International
Net sales	$31,935	$33,513
Operating expenses	31,032	32,496
Operating income	$903	$1,017

AWS
Net sales	$25,037	$29,267
Operating expenses	15,616	17,720
Operating income	$9,421	$11,547

Consolidated
Net sales	$143,313	$155,667
Operating expenses	128,006	137,262
Operating income	15,307	18,405
Total non-operating income (expense)	(2,324)	3,274
Provision for income taxes	(2,467)	(4,553)
Equity-method investment activity, net of tax	(85)	1
Net income	$10,431	$17,127

Segment Highlights:
Y/Y net sales growth:
North America	12%	8%
International	10	5
AWS	17	17
Consolidated	13	9
Net sales mix:
North America	60%	60%
International	22	21
AWS	18	19
Consolidated	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)
 (unaudited)

	December 31, 2024	March 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$78,779	$66,207
Marketable securities	22,423	28,358
Inventories	34,214	35,864
Accounts receivable, net and other	55,451	54,216
Total current assets	190,867	184,645
Property and equipment, net	252,665	272,781
Operating leases	76,141	78,495
Goodwill	23,074	23,089
Other assets	82,147	84,246
Total assets	$624,894	$643,256
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$94,363	$89,241
Accrued expenses and other	66,965	66,331
Unearned revenue	18,103	20,599
Total current liabilities	179,431	176,171
Long-term lease liabilities	78,277	79,871
Long-term debt	52,623	53,374
Other long-term liabilities	28,593	27,973
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.01 par value; 500 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 100,000 shares authorized; 11,108 and 11,128 shares issued; 10,593 and 10,613 shares outstanding)	111	111
Treasury stock, at cost	(7,837)	(7,837)
Additional paid-in capital	120,864	124,514
Accumulated other comprehensive income (loss)	(34)	(914)
Retained earnings	172,866	189,993
Total stockholders’ equity	285,970	305,867
Total liabilities and stockholders’ equity	$624,894	$643,256

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$84,946	$99,147	$107,952	$112,706	$115,877	$113,903	15%
Operating cash flow -- TTM Y/Y growth	82%	82%	75%	57%	36%	15%	N/A
Purchases of property and equipment, net of proceeds from sales and incentives -- TTM	$48,133	$48,998	$54,979	$64,959	$77,658	$87,978	80%
Free cash flow -- TTM (1)	$36,813	$50,149	$52,973	$47,747	$38,219	$25,925	(48)%
Common shares and stock-based awards outstanding	10,788	10,788	10,871	10,872	10,876	10,876	1%
Common shares outstanding	10,383	10,403	10,490	10,511	10,593	10,613	2%
Stock-based awards outstanding	406	385	381	361	283	263	(32)%
Stock-based awards outstanding -- % of common shares outstanding	3.9%	3.7%	3.6%	3.4%	2.7%	2.5%	N/A
Results of Operations
Worldwide (WW) net sales	$169,961	$143,313	$147,977	$158,877	$187,792	$155,667	9%
WW net sales -- Y/Y growth, excluding F/X	13%	13%	11%	11%	11%	10%	N/A
WW net sales -- TTM	$574,785	$590,740	$604,334	$620,128	$637,959	$650,313	10%
WW net sales -- TTM Y/Y growth, excluding F/X	12%	12%	12%	12%	11%	11%	N/A
Operating income	$13,209	$15,307	$14,672	$17,411	$21,203	$18,405	20%
F/X impact -- favorable	$85	$72	$29	$16	$14	$53	N/A
Operating income -- Y/Y growth, excluding F/X	379%	219%	91%	55%	60%	20%	N/A
Operating margin -- % of WW net sales	7.8%	10.7%	9.9%	11.0%	11.3%	11.8%	N/A
Operating income -- TTM	$36,852	$47,385	$54,376	$60,599	$68,593	$71,691	51%
Operating income -- TTM Y/Y growth, excluding F/X	197%	252%	205%	129%	86%	51%	N/A
Operating margin -- TTM % of WW net sales	6.4%	8.0%	9.0%	9.8%	10.8%	11.0%	N/A
Net income	$10,624	$10,431	$13,485	$15,328	$20,004	$17,127	64%
Net income per diluted share	$1.00	$0.98	$1.26	$1.43	$1.86	$1.59	62%
Net income -- TTM	$30,425	$37,684	$44,419	$49,868	$59,248	$65,944	75%
Net income per diluted share -- TTM	$2.90	$3.56	$4.18	$4.67	$5.53	$6.13	72%
______________________________
(1)Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from sales and incentives.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Y/Y % Change
Segments
North America Segment:
Net sales	$105,514	$86,341	$90,033	$95,537	$115,586	$92,887	8%
Net sales -- Y/Y growth, excluding F/X	13%	12%	9%	9%	10%	8%	N/A
Net sales -- TTM	$352,828	$362,288	$369,775	$377,425	$387,497	$394,043	9%
Operating income	$6,461	$4,983	$5,065	$5,663	$9,256	$5,841	17%
F/X impact -- favorable (unfavorable)	$(13)	$8	$8	$(28)	$(49)	$(32)	N/A
Operating income -- Y/Y growth, excluding F/X	N/A	454%	58%	32%	44%	18%	N/A
Operating margin -- % of North America net sales	6.1%	5.8%	5.6%	5.9%	8.0%	6.3%	N/A
Operating income -- TTM	$14,877	$18,962	$20,816	$22,172	$24,967	$25,825	36%
Operating margin -- TTM % of North America net sales	4.2%	5.2%	5.6%	5.9%	6.4%	6.6%	N/A
International Segment:
Net sales	$40,243	$31,935	$31,663	$35,888	$43,420	$33,513	5%
Net sales -- Y/Y growth, excluding F/X	13%	11%	10%	12%	9%	8%	N/A
Net sales -- TTM	$131,200	$134,012	$135,978	$139,729	$142,906	$144,484	8%
Operating income (loss)	$(419)	$903	$273	$1,301	$1,315	$1,017	13%
F/X impact -- favorable (unfavorable)	$160	$(3)	$(94)	$43	$6	$(56)	N/A
Operating income (loss) -- Y/Y growth (decline), excluding F/X	(74)%	N/A	N/A	N/A	N/A	19%	N/A
Operating margin -- % of International net sales	(1.0)%	2.8%	0.9%	3.6%	3.0%	3.0%	N/A
Operating income (loss) -- TTM	$(2,656)	$(506)	$662	$2,058	$3,792	$3,906	N/A
Operating margin -- TTM % of International net sales	(2.0)%	(0.4)%	0.5%	1.5%	2.7%	2.7%	N/A
AWS Segment:
Net sales	$24,204	$25,037	$26,281	$27,452	$28,786	$29,267	17%
Net sales -- Y/Y growth, excluding F/X	13%	17%	19%	19%	19%	17%	N/A
Net sales -- TTM	$90,757	$94,440	$98,581	$102,974	$107,556	$111,786	18%
Operating income	$7,167	$9,421	$9,334	$10,447	$10,632	$11,547	23%
F/X impact -- favorable (unfavorable)	$(62)	$67	$115	$1	$57	$141	N/A
Operating income -- Y/Y growth, excluding F/X	39%	83%	72%	50%	48%	21%	N/A
Operating margin -- % of AWS net sales	29.6%	37.6%	35.5%	38.1%	36.9%	39.5%	N/A
Operating income -- TTM	$24,631	$28,929	$32,898	$36,369	$39,834	$41,960	45%
Operating margin -- TTM % of AWS net sales	27.1%	30.6%	33.4%	35.3%	37.0%	37.5%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Y/Y % Change
Net Sales
Online stores (1)	$70,543	$54,670	$55,392	$61,411	$75,556	$57,407	5%
Online stores -- Y/Y growth, excluding F/X	8%	7%	6%	8%	8%	6%	N/A
Physical stores (2)	$5,152	$5,202	$5,206	$5,228	$5,579	$5,533	6%
Physical stores -- Y/Y growth, excluding F/X	4%	6%	4%	5%	8%	6%	N/A
Third-party seller services (3)	$43,559	$34,596	$36,201	$37,864	$47,485	$36,512	6%
Third-party seller services -- Y/Y growth, excluding F/X	19%	16%	13%	10%	9%	7%	N/A
Advertising services (4)	$14,654	$11,824	$12,771	$14,331	$17,288	$13,921	18%
Advertising services -- Y/Y growth, excluding F/X	26%	24%	20%	19%	18%	19%	N/A
Subscription services (5)	$10,488	$10,722	$10,866	$11,278	$11,508	$11,715	9%
Subscription services -- Y/Y growth, excluding F/X	13%	11%	11%	11%	10%	11%	N/A
AWS	$24,204	$25,037	$26,281	$27,452	$28,786	$29,267	17%
AWS -- Y/Y growth, excluding F/X	13%	17%	19%	19%	19%	17%	N/A
Other (6)	$1,361	$1,262	$1,260	$1,313	$1,590	$1,312	4%
Other -- Y/Y growth (decline), excluding F/X	8%	23%	(6)%	5%	17%	4%	N/A

Stock-based Compensation Expense
Cost of sales	$227	$174	$266	$193	$205	$148	(15)%
Fulfillment	$823	$636	$944	$696	$697	$497	(22)%
Technology and infrastructure	$3,533	$2,772	$3,670	$2,961	$2,747	$2,060	(26)%
Sales and marketing	$1,216	$932	$1,224	$1,012	$916	$653	(30)%
General and administrative	$520	$447	$618	$471	$430	$331	(26)%
Total stock-based compensation expense	$6,319	$4,961	$6,722	$5,333	$4,995	$3,689	(26)%
Other
WW shipping costs	$27,326	$21,834	$21,965	$23,501	$28,549	$22,495	3%
WW shipping costs -- Y/Y growth	11%	10%	8%	8%	4%	3%	N/A
WW paid units -- Y/Y growth (7)	12%	12%	11%	12%	11%	8%	N/A
WW seller unit mix -- % of WW paid units (7)	61%	61%	61%	60%	62%	61%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	1,525,000	1,521,000	1,532,000	1,551,000	1,556,000	1,560,000	3%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth (decline)	(1)%	4%	5%	3%	2%	3%	N/A
________________________
(1)Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, videos, games, music, and software. These product sales include digital products sold on a transactional basis. Digital media content subscriptions that provide unlimited viewing or usage rights are included in “Subscription services.”
(2)Includes product sales where our customers physically select items in a store. Sales to customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”
(3)Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.
(4)Includes sales of advertising services to sellers, vendors, publishers, authors, and others, through programs such as sponsored ads, display, and video advertising.
(5)Includes annual and monthly fees associated with Amazon Prime memberships, as well as digital video, audiobook, digital music, e-book, and other non-AWS subscription services.
(6)Includes sales related to various other offerings (such as shipping services, healthcare services, and certain licensing and distribution of video content) and our co-branded credit card agreements.
(7)Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts
•References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.
Seller Accounts
•References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.
AWS Customers
•References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.
Units
•References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon Investor Relations	Amazon Public Relations
amazon-ir@amazon.com	amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr